Exhibit 99.1

AMERICREDIT REPORTS THIRD QUARTER OPERATING RESULTS

•	Earnings grew to $75.6 million, $0.46 per share

•	Loan originations increased to $1.37 billion

•	Charge-offs declined to 5.4%

•	FY06 earnings guidance issued

FORT WORTH, TEXAS April 25, 2005 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $75.6 million, or $0.46 per share, for its fiscal third quarter ended March 31, 2005. AmeriCredit reported net income of $63.8 million, or $0.38 per share, for the same period a year earlier. For the nine months ended March 31, 2005, AmeriCredit reported net income of $209.0 million, or $1.25 per share, versus earnings of $144.3 million, or $0.88 per share, for the nine months ended March 31, 2004. Earnings per share for all periods beginning with the December 2003 quarter through the September 2004 quarter were revised to reflect the retroactive application of EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share”.

Automobile loan purchases increased to $1.37 billion for the third quarter of fiscal year 2005, compared to $953.8 million in the March 2004 quarter. Loan purchases for the nine months ended March 31, 2005, were $3.58 billion compared to $2.40 billion for the same period last year. Managed auto receivables totaled $10.99 billion at March 31, 2005.

Annualized net charge-offs totaled 5.4% of average managed auto receivables for the March 2005 quarter compared to 6.6% for the March 2004 quarter. Annualized net charge-offs for the nine months ended March 31, 2005, were 6.2% compared to 7.8% for the same period last year. Charge-offs for the nine months ended March 31, 2004, include the impact of a revision of the Company’s repossession charge-off policy effective for the period ended December 31, 2003.

Managed auto receivables 31-to-60 days delinquent were 4.9% of the portfolio at March 31, 2005, compared to 5.5% at March 31, 2004. Accounts more than 60 days delinquent were 1.8% of the portfolio at March 31, 2005, compared to 2.0% at March 31, 2004.

Unrestricted cash totaled $580.0 million at March 31, 2005. During the March quarter, the Company repurchased $56.7 million of its common stock. Since March 31, 2005, and through April 22, 2005, the Company has repurchased an additional $65.5 million of its common stock bringing the aggregate total of repurchases since inception of its stock repurchase program in April 2004 to $298.5 million. The Company has $401.5 million remaining under the January 2005 $500 million stock repurchase plan as of April 22, 2005. Shareholders’ equity was $2.19 billion at March 31, 2005, resulting in a managed assets-to-equity ratio of 5.0 at March 31, 2005.

“Throughout the quarter, we effectively executed our strategies to enhance our business. We grew origination volume in this seasonally strong time of year, our credit results were better than we expected, and we continued to strengthen our balance sheet and deploy excess capital into our stock repurchase program,” said AmeriCredit Chairman and CEO Clifton Morris. “We were well positioned to take advantage of positive macro-economic factors, such as higher employment levels and used car values.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

The Company forecasts operating results for the fourth quarter of fiscal year 2005 to be similar to operating results for its third fiscal quarter.

Net income and EPS forecasts

12 mos. ending 6/30/06
Net income ($ millions)	$265 -$295

Earnings per share	$1.60 -$1.76

The forecasts for fiscal year 2006 incorporate, but are not limited to, the following assumptions:

•	New loan volume of $5.8 to $6.2 billion;

•	Net interest margin of 13.0 to 13.5 percent of average on-book receivables;

•	Operating expenses of approximately 2.8 to 3.2 percent of the managed portfolio;

•	Managed portfolio-level credit losses to average between 5.0 and 6.0 percent overall for fiscal year 2006, but varying seasonally by quarter; and

•	Annualized provision for losses as a percent of average on-book receivables to average in the high-5 percent to low-6 percent range.

The forecasts for fiscal year 2006 earnings per share do not include additional share repurchases.

“We expect AmeriCredit’s managed portfolio balance and earnings to be relatively flat throughout calendar year 2005,” said AmeriCredit President Dan Berce. “We are, however, forecasting growth of approximately 20 percent in new loan volume for our next fiscal year. As a result, we will incur significant loan loss provisions related to these higher levels of new loan volume. Our investments in increased new loan production today position us to achieve growth in our portfolio and our earnings in calendar year 2006 and beyond.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Time. For a live Internet broadcast of this conference call, please go to the Company’s web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent auto finance company. Using its branch network and strategic alliances with auto groups and banks, the Company purchases retail installment contracts entered into by auto dealers with consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has approximately one million customers and $11 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the period ended June 30, 2004. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Revenue:
Finance charge income	$311,869	$235,473	$873,472	$672,259
Servicing income	44,830	69,428	144,559	186,379
Other income	15,225	8,444	38,616	24,436

	371,924	313,345	1,056,647	883,074

Costs and expenses:
Operating expenses	80,810	88,566	234,812	257,890
Provision for loan losses	105,006	63,928	303,919	189,527
Interest expense	65,028	55,865	184,520	200,896
Restructuring charges	2,130	2,481	2,741	2,949

	252,974	210,840	725,992	651,262

Income before income taxes	118,950	102,505	330,655	231,812

Income tax provision	43,357	38,695	121,688	87,509

Net income	$75,593	$63,810	$208,967	$144,303

Earnings per share:
Basic	$0.50	$0.41	$1.36	$0.92

Diluted	$0.46	$0.38	$1.25	$0.88

Weighted average shares	152,071,432	157,153,633	153,944,984	156,739,014

Weighted average shares and assumed incremental shares	167,269,900	171,839,976	168,760,906	164,353,020

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31, 2005	June 30, 2004	March 31, 2004
Cash and cash equivalents	$579,997	$421,450	$509,690
Finance receivables, net	7,636,691	6,363,869	6,032,838
Interest-only receivables from Trusts	63,035	110,952	145,205
Investments in Trust receivables	328,974	528,345	576,855
Restricted cash – gain on sale Trusts	352,040	423,025	401,129
Restricted cash – securitization notes payable	559,525	482,724	429,954
Restricted cash – warehouse credit facilities	66,168	209,875	58,974
Property and equipment, net	94,489	101,424	106,121
Deferred income taxes	4,886	—	—
Other assets	196,758	182,915	300,240

Total assets	$9,882,563	$8,824,579	$8,561,006

Warehouse credit facilities	$1,261,257	$500,000	$767,486
Securitization notes payable	5,874,077	5,598,732	4,761,366
Senior notes	166,670	166,414	334,607
Convertible debt	200,000	200,000	200,000
Other notes payable	10,004	21,442	24,537
Funding payable	39,130	37,273	166,600
Accrued taxes and expenses	127,173	159,798	152,149
Derivative financial instruments	12,645	12,348	38,973
Deferred income taxes	—	3,460	81,290

Total liabilities	7,690,956	6,699,467	6,527,008

Shareholders’ equity	2,191,607	2,125,112	2,033,998

Total liabilities and shareholders’ equity	$9,882,563	$8,824,579	$8,561,006

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$75,593	$63,810	$208,967	$144,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,149	11,777	28,345	66,052
Provision for loan losses	105,006	63,928	303,919	189,527
Deferred income taxes	5,053	(27,783)	7,192	(31,015)
Accretion of present value discount	(21,703)	(26,172)	(63,373)	(67,683)
Impairment of credit enhancement assets	—	1,795	1,122	33,364
Other	(2,875)	4,205	(5,279)	5,112
Distributions from gain on sale Trusts, net of swap payments	146,220	170,209	345,306	248,278
Changes in assets and liabilities:
Other assets	29,928	(134,763)	(3,866)	(36,158)
Accrued taxes and expenses	33	24,627	(30,910)	(7,931)

Net cash provided by operating activities	346,404	151,633	791,423	543,849

Cash flows from investing activities:
Purchase of receivables	(1,462,380)	(935,773)	(3,863,935)	(2,654,814)
Principal collections and recoveries on receivables	851,424	598,860	2,306,315	1,567,268
Purchases of property and equipment	(4,845)	(415)	(6,507)	(2,552)
Net change in restricted cash and other	(48,815)	(75,473)	97,485	563,342

Net cash used by investing activities	(664,616)	(412,801)	(1,466,642)	(526,756)

Cash flows from financing activities:
Net change in warehouse credit facilities	312,320	62,251	761,257	(504,952)
Net change in whole loan purchase facility	—	—	—	(905,000)
Net change in securitization notes	153,977	205,962	267,197	1,477,531
Net change in senior notes and other	(5,274)	(29,312)	(26,269)	(74,747)
Proceeds from issuance of convertible debt	—	—	—	172,951
Repurchase of common stock	(56,749)	—	(200,894)	—
Proceeds from issuance of common stock	6,097	7,140	30,780	9,780

Net cash provided by financing activities	410,371	246,041	832,071	175,563

Net increase (decrease) in cash and cash equivalents	92,159	(15,127)	156,852	192,656
Effect of Canadian exchange rate changes on cash and cash equivalents	7	52	1,695	113
Cash and cash equivalents at beginning of period	487,831	524,765	421,450	316,921

Cash and cash equivalents at end of period	$579,997	$509,690	$579,997	$509,690

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Loan originations	$1,374,012	$953,806	$3,579,050	$2,398,923
Loans securitized	972,973	833,333	2,658,103	3,155,860

Average on-book receivables	$7,839,932	$6,103,563	$7,392,920	$5,819,220
Average gain on sale receivables	3,184,145	6,543,472	3,935,123	7,708,668

Average managed receivables	$11,024,077	$12,647,035	$11,328,043	$13,527,888

		March 31, 2005	June 30, 2004	March 31, 2004
On-book receivables		$8,125,036	$6,782,280	$6,413,435
Gain on sale receivables		2,865,723	5,140,522	5,943,195

Managed receivables		$10,990,759	$11,922,802	$12,356,630

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Operating expenses	$80,810	$88,566	$234,812	$257,890
Operating expenses as a percent of average managed receivables	3.0%	2.8%	2.8%	2.5%
Tax rate	36.45%	37.75%	36.80%	37.75%

		March 31, 2005	June 30, 2004	March 31, 2004
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 – 60 days		3.8%	4.2%	3.7%
Greater than 60 days		1.3	1.6	1.3

Total		5.1%	5.8%	5.0%

Gain on sale:
(% of ending gain on sale receivables)
31 – 60 days		8.2%	9.0%	7.4%
Greater than 60 days		3.0	3.4	2.7

Total		11.2%	12.4%	10.1%

Total portfolio:
(% of ending managed receivables)
31 – 60 days		4.9%	6.3%	5.5%
Greater than 60 days		1.8	2.3	2.0

Total		6.7%	8.6%	7.5%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	4.8%	4.2%	4.9%	4.5%

Gain on sale (% of average gain on sale receivables)	9.0%	8.2%	9.5%	8.3%

Total portfolio (% of average managed receivables)	6.0%	6.3%	6.5%	6.6%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Net charge-offs:
On-book	$79,297	$63,256	$248,232	$203,083
Gain on sale	67,149	143,990	282,044	590,297

	$146,446	$207,246	$530,276	$793,380

Net charge-offs as a percent of average receivables:
On-book	4.1%	4.2%	4.5%	4.6%

Gain on sale	8.6%	8.9%	9.5%	10.2%

Total portfolio	5.4%	6.6%	6.2%	7.8%

Net recoveries as a percent of gross repossession charge-offs:
On-book	47.4%	47.0%	45.7%	46.4%

Gain on sale	41.7%	39.4%	38.3%	38.7%

Total portfolio	44.9%	41.8%	41.8%	40.8%

	March 31, 2005	June 30, 2004	March 31, 2004
On-book receivables:
Principal	$8,125,036	$6,782,280	$6,413,435
Allowance for loan losses and nonaccretable acquisition fees	(488,345)	(418,411)	(380,597)

	$7,636,691	$6,363,869	$6,032,838

Allowance as a percentage of on-book receivables	6.0%	6.2%	5.9%

The Company implemented EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”) during the quarter ended December 31, 2004, which resulted in the Company’s convertible senior notes being treated as convertible securities and included in diluted earnings per share calculations using the if-converted method. EITF 04-8 required retroactive application beginning with the quarter ended December 31, 2003, which was the first quarter the Company’s convertible notes were outstanding. The effect of the retroactive application of EITF 04-8 on the Company’s diluted earnings per share is as follows:

	Three Months Ended March 31, 2004	Nine Months Ended March 31, 2004
Diluted earnings per share:
As previously reported	$0.40	$0.91

As reported under EITF 04-8	$0.38	$0.88

The Company evaluates the profitability of its lending activities based partly upon the net margin related to its managed auto loan portfolio, including on-book and gain on sale receivables. The Company uses this information to analyze trends in the components of the profitability of its managed auto portfolio. Analysis of net margin on a managed basis allows the Company to determine which origination channels and loan products are most profitable, guides the Company in making pricing decisions for loan products and indicates if sufficient spread exists between the Company’s revenues and cost of funds to cover operating expenses and achieve corporate profitability objectives. Additionally, net margin on a managed basis facilitates comparisons of results between the Company and other finance companies (i) that do not securitize their receivables or (ii) due to the structure of their securitization transactions, are not required to account for the securitization of their receivables as a sale. The Company routinely securitizes its receivables and prior to October 1, 2002, recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that all securitized receivables have not been sold and are still on the Company’s consolidated balance sheet. Accordingly, no servicing income would have been recognized. Instead, finance charges would be recognized over the life of the securitized receivables as earned, and interest and other costs related to the asset-backed securities would be recognized as incurred.

The Company’s net margin as reflected on the consolidated statements of income is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Finance charge income	$311,869	$235,473	$873,472	$672,259
Other income	15,225	8,444	38,616	24,436
Interest expense	(65,028)	(55,865)	(184,520)	(200,896)

Net margin	$262,066	$188,052	$727,568	$495,799

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Finance charge income	16.1%	15.5%	15.7%	15.4%
Other income	0.8	0.6	0.7	0.5
Interest expense	(3.3)	(3.7)	(3.3)	(4.6)

Net margin as a percent of average on-book receivables	13.6%	12.4%	13.1%	11.3%

Net margin for the Company’s managed finance receivables portfolio is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Finance charge income	$462,250	$529,834	$1,422,067	$1,683,940
Other income	24,258	18,460	63,036	52,427
Interest expense	(103,896)	(136,294)	(326,856)	(484,625)

Net margin	$382,612	$412,000	$1,158,247	$1,251,742

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Finance charge income	17.0%	16.8%	16.7%	16.6%
Other income	0.9	0.6	0.7	0.5
Interest expense	(3.8)	(4.3)	(3.8)	(4.8)

Net margin as a percent of average managed receivables	14.1%	13.1%	13.6%	12.3%

The following is a reconciliation of finance charge income as reflected on the Company’s consolidated income statements to the Company’s managed basis finance charge income:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Finance charge income per consolidated income statements	$311,869	$235,473	$873,472	$672,259
Adjustments to reflect finance charge income earned on receivables in gain on sale Trusts	150,381	294,361	548,595	1,011,681

Managed basis finance charge income	$462,250	$529,834	$1,422,067	$1,683,940

The following is a reconciliation of other income as reflected on the Company’s consolidated income statements to the Company’s managed basis other income:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Other income per consolidated income statements	$15,225	$8,444	$38,616	$24,436
Adjustments to reflect investment income earned on cash in gain on sale Trusts	3,900	1,979	9,050	5,883
Adjustments to reflect other income earned on receivables in gain on sale Trusts	5,133	8,037	15,370	22,108

Managed basis other income	$24,258	$18,460	$63,036	$52,427

The following is a reconciliation of interest expense as reflected on the Company’s consolidated income statements to the Company’s managed basis interest expense:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
Interest expense per consolidated income statements	$65,028	$55,865	$184,520	$200,896
Adjustments to reflect interest expense incurred by gain on sale Trusts	38,868	80,429	142,336	283,729

Managed basis interest expense	$103,896	$136,294	$326,856	$484,625

Contact:

Investor Relations		Media Relations
Kim Pulliam	Jason Landkamer	John Hoffmann
(817) 302-7009	(817) 302-7811	(817) 302-7627